Exhibit 8.1

SUBSIDIARIES OF SAFE BULKERS, INC.

The following companies are subsidiaries of Safe Bulkers, Inc. as of March 6, 2019.

Subsidiary	Jurisdiction of Incorporation
Avstes Shipping Corporation	Liberia
Eniadefhi Shipping Corporation	Liberia
Eniaprohi Shipping Corporation	Liberia
Eptaprohi Shipping Corporation	Liberia
Glovertwo Shipping Corporation	Marshall Islands
Gloverthree Shipping Corporation	Marshall Islands
Gloverfour Shipping Corporation	Marshall Islands
Gloverfive Shipping Corporation	Marshall Islands
Gloversix Shipping Corporation	Marshall Islands
Gloverseven Shipping Corporation	Marshall Islands
Kerasies Shipping Corporation	Liberia
Kyotofriendo One Shipping Inc.	Marshall Islands
Kyotofriendo Two Shipping Inc.	Marshall Islands
Marathassa Shipping Corporation	Liberia
Marindou Shipping Corporation	Liberia
Marinouki Shipping Corporation	Liberia
Maxdeka Shipping Corporation	Marshall Islands
Maxdekatria Shipping Corporation	Liberia
Maxdodeka Shipping Corporation	Liberia
Maxeikosi Shipping Corporation	Liberia
Maxeikosiena Shipping Corporation	Liberia
Maxeikositria Shipping Corporation	Liberia
Maxeikositessera Shipping Corporation	Marshall Islands
Maxeikosipente Shipping Corporation	Liberia
Maxeikosiexi Shipping Corporation	Liberia
Maxeikosiepta Shipping Corporation	Liberia
Maxenteka Shipping Corporation	Marshall Islands
Maxpente Shipping Corporation	Liberia
Maxtessera Shipping Corporation	Marshall Islands
Monagrouli Shipping Corporation	Marshall Islands
Pelea Shipping Ltd.	Liberia
Pemer Shipping Ltd.	Liberia
Pentakomo Shipping Corporation	Marshall Islands
Petra Shipping Ltd.	Liberia
Pinewood Shipping Corporation	Marshall Islands
Shikoku Friendship Shipping Company	Marshall Islands
Soffive Shipping Corporation	Liberia
Staloudi Shipping Corporation	Liberia
Shikokutessera Shipping Inc	Marshall Islands
Shikokupente Shipping Inc	Marshall Islands
Shikokuexi Shipping Inc.	Marshall Islands
Shikokuepta Shipping Inc.	Marshall Islands
Shikokuokto Shipping Inc.	Marshall Islands
Shikokuennia Shipping Corporation	Marshall Islands
Vassone Shipping Corporation	Marshall Islands
Vasstwo Shipping Corporation	Liberia
Youngone Shipping Inc.	Marshall Islands
Youngtwo Shipping Inc.	Marshall Islands